UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 1, 2013

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, OTE’s ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results, our ability to integrate OTE’s operations with our historic operations, our ability to realize cost synergies through OTE’s line haul network, the effect that the acquisition will have on OTE’s existing customers and employees as well as those risk factors that apply to our operations as disclosed in Item 1A of our Report on Form 10-K for the year ended June 30, 2013 and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of October 1, 2013, through a wholly-owned subsidiary, Radiant Transportation Services, Inc. (“RTS”), Radiant Logistics, Inc. (the “Company”, “we” or “us”) entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which we acquired On Time Express, Inc. (“OTE”), a privately-held corporation based in Phoenix, Arizona, in a transaction valued up to $20.0 million.

The transaction consideration consisted of: $7.5 million in cash paid at closing, with $0.5 million held back subject to a working capital “true-up” 90 days after closing; $0.5 million in our common stock payable shortly following closing; $2.0 million in cash payable in four quarterly installments commencing on the 90-day anniversary of the closing; and up to an additional $10.0 million in Tier-1 earn-out amounts payable over the next four years in a combination of cash and our common stock based on the future adjusted EBITDA of the acquired operation. We may, in our sole discretion, elect to satisfy up to 25% of each of the performance-based payments through the issuance of our common stock valued at the time of the payment. In addition, on November 1, 2018, we will pay an additional Tier-2 earn-out amount equal to 50% of the amount, if any, by which the cumulative adjusted EBITDA of all of the prior performance periods exceeds a base targeted amount. We may, in our sole discretion, elect to satisfy up to 50% of such additional Tier-2 payment through the issuance of our common stock valued at the time of payment. The transaction was financed through our existing line of credit facility with Bank of America, N.A. The Agreement was entered into on an arm’s-length basis as no material relationship otherwise existed between us and OTE prior to the transaction.

The Agreement contains standard and customary representations, warranties and covenants, and provides that each of RTS and OTE will indemnify each other for certain losses, subject to certain time and dollar limits.

OTE is a Phoenix, Arizona-based, privately held company with an extensive, dedicated line haul network that it leverages in delivering customized time critical domestic and international logistics solutions to an account base that includes customers in the aviation, aerospace, plastic injection molding, medical device, furniture and automotive industries. Based on historic financial statements provided by its management in the transaction, OTE generated approximately $26.0 million in revenues for the twelve months ended June 30, 2013. In addition to continuing to grow its own account base, OTE will provide transportation capacity to our locations across North America via its dedicated line haul network.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Report and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Report is incorporated herein by reference.

Item 3.01 Unregistered Sales of Equity Securities

In connection with the closing under the Agreement, we agreed to issue to OTE shares of our restricted common stock valued at $0.5 million based on the weighted average price for the 25 trading days prior to closing. The shares will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

In addition, we may issue up to (i) 25% of each of the performance-based Tier-1 earn-out payments due under the Agreement through the issuance of our common stock, and (ii) 50% of the additional performance-based Tier-2 earn-out payment payable in November 2018 through the issuance of our common stock. Each of the foregoing issuances will be valued based upon a 25-day volume weighted average price to be calculated preceding the delivery of the shares.

Based upon representations of OTE provided in connection with the Agreement, we expect that the shares issuable to OTE, when issued, will be issued to accredited investors in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

In connection with the completion of the transaction, as described in Item 1.01, OTE entered into a four-year employment agreement with Bart Wilson and Eric Kunz. Mr. Wilson will serve as OTE’s Chief Operating Officer and Senior Vice President and Mr. Kunz will serve as OTE’s Vice President of Sales. Mr. Wilson was previously a co-owner of OTE.

Mr. Wilson’s employment agreement provides for an annual base salary of $250,000. The employment agreement contains non-competition and non-solicitation covenants which prohibit Mr. Wilson from participating in any activity that is competitive with our business at any location within 250 miles of any operating location of any of our companies within the continental United States until the later of October 1, 2018 or three years after his employment with us or our affiliates is terminated. In addition, Mr. Wilson is prohibited from soliciting any of our customers, employees or consultants until the later of October 1, 2018 or five years after his employment with us or our affiliates is terminated. The agreement also contains standard and customary confidentiality and work made for hire provisions. Mr. Wilson is also entitled to certain severance payments in the form of continuation of base salary, bonus and benefits through the expiration of the Term, in the event he is terminated for other than “Cause” or he terminates for “Good Reason” (as each of such terms are defined within the employment agreement).

Mr. Kunz’s employment agreement provides for an annual base salary of $180,000. The employment agreement contains non-competition and non-solicitation covenants which prohibit Mr. Kunz from participating in any activity that is competitive with our business at any location within 250 miles of any operating location of any of our companies within the continental United States until the later of October 1, 2017 or one year after his employment with us or our affiliates is terminated. In addition, Mr. Kunz is prohibited from soliciting any of our customers, employees or consultants until the later of October 1, 2017 or five years after his employment with us or our affiliates is terminated (or his last pay date of Salary Continuance, as defined in the employment agreement). The agreement also contains standard and customary confidentiality and work made for hire provisions. Mr. Kunz is also entitled to certain severance payments in the form of continuation of base salary, bonus and benefits through the expiration of the Term, in the event he is terminated for other than “Cause” or he terminates for “Good Reason” (as each of such terms are defined within the employment agreement).

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Employment Agreements with Messrs. Wilson and Kunz, which are filed as Exhibits 10.1 and 10.2, respectively, to this Report.

On October 1, 2013, we issued a press release announcing the agreement to acquire OTE. A copy of the press release is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(i) On Time Express, Inc. Audited Financial Statements as and for the years ended December 31, 2012 and 2011

In accordance with Item 9.01(a)(4) of Form 8-K, historic audited financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(ii) On Time Express, Inc. Interim Financial Statements.

In accordance with Item 9.01(a)(4) of Form 8-K, interim financial statements required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(b) Pro forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, pro forma financial information required under this Item 9.01 will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(d) Exhibits.

No.	Description
2.1	Stock Purchase Agreement by and among Radiant Logistics, Inc., Radiant Transportation Services, Inc., On Time Express, Inc., and Bart and Kelly Wilson, the shareholders of On Time Express, Inc.

10.1	Employment Agreement dated October 1, 2013 between Bart Wilson and On Time Express, Inc.

10.2	Employment Agreement dated October 1, 2013 between Eric Kunz and On Time Express, Inc.

99.1	Press Release

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: October 4, 2013	By:	/s/ Bohn H. Crain
Bohn H. Crain
Chief Executive Officer